UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): MAY 4, 2026

RYDER SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2333 Ponce de Leon Blvd., Suite 700		33134
Coral Gables,	Florida	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 500-3726

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	R	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Shareholders of Ryder System, Inc. (the "Company"), held on May 1, 2026, our shareholders voted as indicated below on the following proposals. All proposals passed, and each director nominee was re-elected.

Proposal 1 - Election of eleven directors for a one-year term of office expiring at the 2027 Annual Meeting.

Nominees	For	Against	Abstain
John J. Diez	32,678,655	1,105,652	23,287
Robert J. Eck	32,092,812	1,688,527	26,255
Robert A. Hagemann	32,746,064	1,035,052	26,478
Michael F. Hilton	31,923,322	1,858,569	25,703
Tamara L. Lundgren	30,152,088	3,631,028	24,478
Luis P. Nieto, Jr.	32,469,128	1,312,425	26,041
David G. Nord	33,671,884	109,796	25,914
Tammy Romo	33,625,884	156,239	25,471
Robert E. Sanchez	32,476,098	1,307,583	23,913
Dmitri L. Stockton	33,665,858	115,947	25,789
Charles M. Swoboda	33,152,800	631,417	23,377

Proposal 2 - Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered certified public accounting firm for the 2026 fiscal year.

For	Against	Abstain
34,551,838	1,442,941	26,253
Proposal 3 - Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

For	Against	Abstain
33,104,177	640,638	62,779
Proposal 4 - To vote, on an advisory basis, on a shareholder proposal regarding an independent board chair.

For	Against	Abstain
7,075,247	26,410,511	321,836

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2026	RYDER SYSTEM, INC. (Registrant)
	By:	/s/ Robert D.Fatovic
	Name:	Robert D. Fatovic
	Title:	Executive Vice President, Chief Legal Officer & Corporate Secretary